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Exhibit 5        Opinion of Counsel of Physician Sales & Service, Inc.
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                               FRED ELEFANT, P.A.

                                ATTORNEY AT LAW

DuPONT CENTER, SUITE 105
1650 PRUDENTIAL DRIVE
JACKSONVILLE, FLORIDA  32207

                                 June 30, 1997

Physician Sales & Service, Inc.
4345 Southpoint Boulevard
Jacksonville, Florida 32216

         Re: Physician Sales & Service, Inc. ELITe Deferred Compensation Plan Form S-8 Registration Statement

Gentlemen:

         I serve as general counsel for Physician Sales & Service, Inc., a Florida corporation (the "Company"), which has prepared the referenced Form S-8 Registration Statement relating to the Company's ELITe Deferred Compensation Plan (the "Plan") and the proposed offer under the Plan of an indeterminate amount of deferred compensation obligations (the "Obligations"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         I have examined originals or copies of corporate records, certificates of public officials and of officers of the Company and other instruments relating to the authorization and issuance of the Obligations as I have deemed relevant and necessary for the opinion hereinafter expressed.

         On the basis of the foregoing, it is my opinion that the Obligations to be issued pursuant to the ELITe Deferred Compensation Plan and the Registration Statement have been duly authorized by all requisite action on the part of the Company and the Obligations, when issued in accordance with the terms and conditions of such Plan, will be legally and validly issued and represent the binding obligation of the Company to make payment to the holders thereof in accordance with the terms and conditions of such Plan.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         I hereby consent to the filing of this opinion as an exhibit to said Registration Statement on Form S-8 and further consent to the use of my name wherever appearing in the Form S-8.
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                               Very truly yours,


                               FRED ELEFANT, P.A.


                               By: /s/ FRED ELEFANT
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